FOR IMMEDIATE RELEASE Houston February 28, 2019

BP Midstream Partners LP (NYSE: BPMP)                         Exhibit 99.1
FOURTH QUARTER & FULL YEAR 2018 RESULTS
Highly successful first full year of operation
Exceeded IPO forecasts, demonstrating attractiveness of BPMP’s differentiated investment proposition
Continuing to target mid-teens per unit annual distribution growth through 2020

Highlights
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•
Built a track record of strong, reliable and predictable operations and financial performance.
•
Grew gross pipeline throughput volumes by 6% compared to a year ago.**
•
Successfully completed first dropdown in October 2018 - transaction was immediately accretive to unitholders, enhanced portfolio diversification and balanced offshore and onshore cash flows.
•
2018 full year cash available for distribution of $143.9 million was consistent with top-end of guidance range.
•
Declared increased quarterly distribution of 30.15 cents per unit for the fourth quarter of 2018, delivering unitholders mid-teens distribution growth in 2018.
•
2019 guidance re-affirmed; targeting cash available for distribution in the range of $160-170 million.

GAAP Measures:
•
Net income attributable to the Partnership in the fourth quarter was $36.8 million (or $0.35 per unit). Full year results were $133.1 million (or $1.27 per unit).
•
Cash from operating activities was $40.3 million for the fourth quarter and $173.8 million for the year ended December 31, 2018.
•
Cash on hand was $57.0 million at December 31, 2018.
•
Outstanding borrowings were $468.0 million under our $600.0 million unsecured revolving credit facility with an affiliate of BP, at December 31, 2018.

Non-GAAP Measures:
•
Adjusted EBITDA* attributable to the Partnership in the fourth quarter was $43.0 million. Full year Adjusted EBITDA was $149.4 million.
•
Cash available for distribution* attributable to the Partnership generated in the fourth quarter was $40.7 million. Full year cash available for distribution was $143.9 million.
•
Quarterly cash distribution: On January 17, 2019, the board of directors of the general partner of BPMP declared an increased quarterly cash distribution of $0.3015 per unit for the fourth quarter of 2018; an increase of $0.0390 over the Partnership’s minimum quarterly distribution.
•
Distribution coverage ratio was 1.29 times for the fourth quarter and 1.21 for full year.

* Adjusted EBITDA and cash available for distribution are Non-GAAP supplemental financial measures. See reconciliation tables later in this press release.
** 4Q18 quarterly gross throughput compared to 4Q17 quarterly gross throughput on a proforma asset basis, adjusting for the impact of the Ursa pipeline.

Fourth Quarter	* The 4Q distribution was prorated to 17.98 cents based on the number of days after of the closing of the Partnership’s IPO on October 30, 2017 through December 31, 2017.
Webcast and Conference Call
A webcast and conference call will be held at 9:00 a.m. CST on February 28, 2019, hosted by Robert Zinsmeister, Chief Executive Officer, Craig Coburn, Chief Financial Officer, and Brian Sullivan, Vice President Investor Relations, to discuss BPMP’s performance in the fourth quarter and the full year 2018. Interested parties may listen to the presentation at www.bpmidstreampartners.com, by clicking on the “2018 Fourth Quarter Financial Results Webcast” link, found under the "Events & presentations" section. A replay of the webcast will be available following the live event. The Partnership has also posted an investor presentation to its website. Information on the Partnership's website does not constitute a portion of this press release.

Robert Zinsmeister – Chief Executive Officer:
“2018 was a highly successful year for us. We built a strong track record of operational and financial performance, we delivered mid-teens distribution growth and we successfully completed our first dropdown. We delivered on all elements of our investment proposition – we did what we said we were going to do, and arguably, we did even better than we initially envisaged. We have real momentum in our business and plan to carry that forward into 2019.”

FOR IMMEDIATE RELEASE Houston February 28, 2019

About BP Midstream Partners
BPMP is a fee-based, growth-oriented master limited partnership formed by BP Pipelines (North America), Inc. (“BP Pipelines”) to own, operate, develop and acquire pipelines and other midstream assets. BPMP’s assets consist of interests in entities that own crude oil, natural gas, refined products and diluent pipelines, and refined product terminals, serving as key infrastructure for BP and other customers to transport onshore crude oil production to BP’s Whiting Refinery and offshore crude oil and natural gas production to key refining markets and trading and distribution hubs. Certain of BPMP’s assets deliver refined products and diluent from the Whiting Refinery and other U.S. supply hubs to major demand centers.

For more information on BPMP and the assets owned by BPMP, please visit www.bpmidstreampartners.com.

Factors Affecting Comparability

Factors affecting comparability are detailed further in the “Factors Affecting the Comparability of Our Financial Results” in our annual report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission (“SEC”) on February 28, 2019.

Cautionary Statement
Certain statements contained in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent BPMP’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of BPMP’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, BPMP does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for BPMP to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in BPMP’s filings with the SEC, including the annual report on Form 10-K for the year ended December 31, 2018 filed with SEC on February 28, 2019. The risk factors and other factors noted in BPMP’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Non-GAAP Financial Measures
This press release includes the terms Adjusted EBITDA and cash available for distribution. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities, respectively. Adjusted EBITDA and cash available for distribution should not be considered as an alternative to GAAP net income or net cash provided by operating activities.

Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. You should not consider Adjusted EBITDA or cash available for distribution in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies

FOR IMMEDIATE RELEASE Houston February 28, 2019

in our industry, our definitions of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

References to Adjusted EBITDA in this press release refer to net income before net interest expense, income taxes, gain or loss from disposition of property, plant and equipment and depreciation and amortization, plus cash distributed to the Partnership from equity method investments for the applicable period, less income from equity method investments. We define Adjusted EBITDA attributable to the Partnership as Adjusted EBITDA less Adjusted EBITDA attributable to non-controlling interests. We define cash available for distribution as Adjusted EBITDA attributable to the Partnership plus net adjustments from volume deficiency agreements, less maintenance capital expenditures, net interest paid/received, cash reserves, and income taxes paid. Cash available for distribution does not reflect changes in working capital balances.

The Partnership is unable to provide financial guidance for projected net income or net cash provided by operating activities without unreasonable effort, and, therefore, is unable to provide a reconciliation of its Adjusted EBITDA and cash available for distributions projections to net income or net cash provided by operating activities, the most comparable financial measures calculated in accordance with GAAP.

The Partnership has not included a reconciliation of projected cash available for distribution to the nearest GAAP financial measure for 2018 because it cannot do so without unreasonable effort and any attempt to do so would be inherently imprecise.

Further Information
BP Press Office, US: +1 281-366-4463, uspress@bp.com
BPMP Investor Relations, US: +1 832-664-6996, bpmpir@bp.com

FOR IMMEDIATE RELEASE Houston February 28, 2019

RESULTS OF OPERATIONS (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands of dollars, unless otherwise indicated)	2018	2017(1)	2018	2017(1)
Revenue	$28,811	$27,607	$116,439	$108,151
Costs and expenses
Operating expenses	4,497	3,975	16,549	16,167
Maintenance expenses	1,139	1,990	2,737	4,898
Loss/(Gain) from disposition of property, plant and equipment	—	1	—	(5)
General and administrative	5,299	3,938	18,654	7,565
Depreciation	671	666	2,658	2,673
Property and other taxes	95	126	483	393
Total costs and expenses	11,701	10,696	41,081	31,691
Operating income	17,110	16,911	75,358	76,460
Income from equity method investments	28,099	17,916	94,361	17,916
Other income	—	133	—	25
Interest expense, net	3,924	107	4,043	107
Income before income taxes	41,285	34,853	165,676	94,294
Income tax expense	—	2,099	—	25,318
Net income	41,285	32,754	165,676	68,976
Less: Predecessor net income prior to the IPO on October 30, 2017	—	2,880	—	39,102
Net income subsequent to the IPO	41,285	29,874	165,676	29,874
Less: Net income attributable to non-controlling interests	4,456	8,099	32,619	8,099
Net income attributable to the Partnership	$36,829	$21,775	$133,057	$21,775

Net income attributable to the Partnership per limited partner unit - basic and diluted (in dollars):
Common units	$0.35	$0.21	$1.27	$0.21
Subordinated units	$0.35	$0.21	$1.27	$0.21

Distributions declared per limited partner unit (in dollars):
Common units	$0.3015	$0.1798	$1.1330	$0.1798
Subordinated units	$0.3015	$0.1798	$1.1330	$0.1798

Weighted average number of limited partner units outstanding - basic and diluted (in millions):
Common units – public	47.8	47.8	47.8	47.8
Common units – BP Holdco	4.6	4.6	4.6	4.6
Subordinated units – BP Holdco	52.4	52.4	52.4	52.4

(1)
Our revenue and operating income for the three and twelve months ended December 31, 2017 reflect results of our accounting predecessor from October 1, 2017 to October 29, 2017 and January 1, 2017 to October 29, 2017, respectively, and results of the Partnership from October 30, 2017 to December 31, 2017. Refer to table below for amounts attributable each of the periods discussed above:

	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017
Revenue
Predecessor revenue	$8,085	$88,629
Partnership revenue	19,522	19,522
Total revenue	$27,607	$108,151

Operating income
Predecessor operating income	$4,846	$64,395
Partnership operating income	12,065	12,065
Total operating income	$16,911	$76,460

FOR IMMEDIATE RELEASE Houston February 28, 2019

ADDITIONAL FINANCIAL DATA

(in thousands of dollars, except per-unit data and ratio data)	Three Months Ended December 31, 2018	Year Ended December 31, 2018
Quarterly distribution declared per unit (in dollars)	$0.3015	$1.1330
Adjusted EBITDA attributable to the Partnership	42,950	149,408
Cash available for distribution attributable to the Partnership	40,734	143,872
Distribution declared:
Limited partner units – public	14,413	54,154
Limited partner units – BP Holdco	17,172	64,531
General partner units – BP Holdco	—	—
Total distribution declared	31,585	118,685
Coverage ratio(1)	1.29	1.21

(1)	Coverage ratio is equal to Cash available for distribution attributable to the Partnership divided by Total distribution declared.

FOR IMMEDIATE RELEASE Houston February 28, 2019

RECONCILIATION OF ADJUSTED EBITDA AND CASH AVAILABLE FOR DISTRIBUTION TO NET INCOME

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands of dollars)	2018	2017(1)	2018	2017(2)
Net income	41,285	32,754	165,676	68,976
Add:
Depreciation	671	666	2,658	2,673
Gain from disposition of property, plant and equipment	—	1	—	(5)
Income tax expense	—	2,099	—	25,318
Interest expense, net	3,924	107	4,043	107
Cash distribution received from equity method investments – Mardi Gras Joint Ventures	17,025	17,365	67,591	17,365
Cash distribution received from equity method investments – Mars	11,428	12,540	47,538	12,540
Cash distribution received from equity method investments – Others	2,675	—	2,675	—
Less:
Income from equity method investments – Mardi Gras Joint Ventures	12,730	10,123	47,935	10,123
Income from equity method investments – Mars	12,810	7,793	43,867	7,793
Income from equity method investments – Others	2,559	—	2,559	—
Adjusted EBITDA	48,909	47,616	195,820	109,058
Less:
Distributions of prorated fourth quarter joint venture dividends to prior owners	—	9,427	—	9,427
Adjusted EBITDA attributable to Predecessor prior to the IPO on October 30, 2017	—	5,186	—	66,628
Adjusted EBITDA attributable to non-controlling interests	5,959	9,513	46,412	9,513
Adjusted EBITDA attributable to the Partnership	42,950	23,490	149,408	23,490
Add:
Net adjustments from volume deficiency agreements	1,853	(174)	—	(174)
Less:
Net interest paid/(received)	(76)	(52)	50	(52)
Maintenance capital expenditures	263	58	1,604	58
Cash reserves (3)	3,882	—	3,882	—
Cash available for distribution attributable to the Partnership	$40,734	$23,310	$143,872	$23,310

(1)	Data reflects the results of our accounting predecessor from October 1, 2017 to October 29, 2017 and the results of the Partnership from October 30, 2017 to December 31, 2017.

(2)	Data reflects the results of our accounting predecessor from January 1, 2017 to October 29, 2017 and the results of the Partnership from October 30, 2017 to December 31, 2017.

(3)	Acquisition financing expenses.

FOR IMMEDIATE RELEASE Houston February 28, 2019

RECONCILIATION OF ADJUSTED EBITDA AND CASH AVAILABLE FOR DISTRIBUTION TO NET CASH PROVIDED BY OPERATING ACTIVITIES

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands of dollars)	2018	2017(1)	2018	2017(2)
Net cash provided by operating activities	$40,297	34,978	$173,783	$69,241
Add:
Income tax expense	—	2,099	—	25,318
Interest expense, net	3,924	107	4,043	107
Distributions in excess of earnings from equity method investments	4,308	7,242	19,670	7,242
Less:
Non-cash adjustments	37	(18)	177	661
Changes in accounts receivable - related parties	92	(6,688)	(288)	(11,050)
Change in other assets and liabilities	(509)	3,516	1,787	3,239
Adjusted EBITDA	48,909	47,616	195,820	109,058
Less:
Distributions of prorated fourth quarter joint venture dividends to prior owners	—	9,427	—	9,427
Adjusted EBITDA attributable to Predecessor prior to the IPO on October 30, 2017	—	5,186	—	66,628
Adjusted EBITDA attributable to non-controlling interests	5,959	9,513	46,412	9,513
Adjusted EBITDA attributable to the Partnership	42,950	23,490	149,408	23,490
Add:
Net adjustments from volume deficiency agreements	1,853	(174)	—	(174)
Less:
Net interest paid/(received)	(76)	(52)	50	(52)
Maintenance capital expenditures	263	58	1,604	58
Cash reserves (3)	3,882	—	3,882	—
Cash available for distribution attributable to the Partnership	$40,734	$23,310	$143,872	$23,310

(1)	Data reflects the results of our accounting predecessor from October 1, 2017 to October 29, 2017 and the results of the Partnership from October 30, 2017 to December 31, 2017.

(2)	Data reflects the results of our accounting predecessor from January 1, 2017 to October 29, 2017 and the results of the Partnership from October 30, 2017 to December 31, 2017.

(3)	Acquisition financing expenses.

FOR IMMEDIATE RELEASE Houston February 28, 2019

SELECTED OPERATING DATA

	Three Months Ended December 31,		Twelve Months Ended December 31,
Pipeline throughput (thousands of barrels per day) (1)(2)	2018	2017	2018	2017
BP2	249	297	277	291
Diamondback	43	56	62	56
River Rouge	69	60	66	60
Total Wholly Owned Assets	361	413	405	407

Mars	566	449	516	469

Caesar	197	200	198	212
Cleopatra (3)	23	22	23	24
Proteus	178	165	172	161
Endymion	178	165	172	161
Mardi Gras Joint Ventures	576	552	565	558

Ursa	101	69	74	70

Average revenue per barrel ($ per barrel)(2)(4)
Total Wholly Owned Assets	$0.74	$0.73	$0.73	$0.73
Mars	1.15	1.40	1.19	1.41
Mardi Gras Joint Ventures	0.65	0.67	0.66	0.67
Ursa	0.83	0.81	0.83	0.81

(1)	Pipeline throughput is defined as the volume of delivered barrels.

(2)
Interests in Mars and Mardi Gras were contributed to the Partnership on October 30, 2017. Throughput and average revenue per barrel for Mars and the Mardi Gras Joint Ventures are presented on a 100% basis for the years ended December 31, 2018, 2017, and 2016. Interests in Ursa was contributed to the Partnership on October 1, 2018 and throughput and average revenue per barrel is presented on a 100% basis for the years ended December 31, 2018, 2017 and 2016.

(3)	Natural gas is converted to oil equivalent at 5.8 million cubic feet per one thousand barrels.

(4)	Based on reported revenues from transportation and allowance oil divided by delivered barrels over the same time period.

FOR IMMEDIATE RELEASE Houston February 28, 2019

CAPITAL EXPENDITURES(1) (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands of dollars)	2018	2017	2018	2017
Cash spent on maintenance capital expenditures	$263	$194	$1,604	$2,257
(Decrease)/Increase in accrued capital expenditures	(4)	(28)	145	(1,306)
Total capital expenditures incurred	$259	$166	$1,749	$951

(1)	Capital expenditures presented above are related to the Wholly Owned Assets.

FOR IMMEDIATE RELEASE Houston February 28, 2019

SELECTED BALANCE SHEET DATA (UNAUDITED)

	December 31,
(in thousands of dollars)	2018	2017
Cash and cash equivalents	$56,970	$32,694
Property, plant and equipment, net	68,580	69,488
Total assets	693,203	605,658
Short-term debt	—	15,000
Long-term debt	468,000	—
Total equity	210,852	580,855

February 28, 2019

The information in this release reflects the unaudited consolidated financial position and results of BP Midstream Partners LP.